Exhibit 10.37

LINCOLN ELECTRIC HOLDINGS, INC.

2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

Stock Option Agreement

WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) maintains the Lincoln Electric Holdings, Inc. 2006 Equity and Performance Incentive Plan, as may be amended from time to time (the “Plan”), pursuant to which the Company may grant Options to officers and certain key employees of the Company and its Subsidiaries (as defined in the Plan);

WHEREAS,                                          (the “Optionee”) is an employee of the Company or one of its Subsidiaries; and

WHEREAS, the Optionee was granted an Option under the Plan by the Compensation and Executive Development Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company on                      (the “Date of Grant”) and the Evidence of Award in the form hereof (the “Agreement”) has been authorized by a resolution of the Committee duly adopted on such date.

NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to the Optionee the grant of an Option to purchase                  Common Shares, without par value, of the Company, at the exercise price of $             per Common Share, the closing price of a Common Share on the NASDAQ Global Market on the Date of Grant (as reported in The Wall Street Journal) (the “Option Price”).

1.                                       Definitions.  Unless otherwise defined in this Agreement, terms used in this Agreement with initial capital letters will have the meanings assigned to them in the Plan.

(a)                                  “Change in Control” means the occurrence of any of the following events:

(i)                                     any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(1)                                  for purposes of this Section 1(a)(i), the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 1(a)(iii) below;

(2)                                  if any Person is or becomes the beneficial owner of 30% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 1(a)(i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(3)                                  a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(4)                                  if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 30% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 30% of the Voting Stock of the Company, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii)                                  a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)                               the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)                              approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 1(a)(iii).

(b)                                 Other definitions used in Section 1(a):

(i)                                     “Board” means the Board of Directors of Lincoln Electric Holdings, Inc.

(ii)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii)                               “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company (each, a “Director”) and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(iv)                              “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(v)                                 “Voting Stock” means securities entitled to vote generally in the election of directors.

(c)                                  “Cause” means a felony conviction of the Optionee or the failure of the Optionee to contest prosecution for a felony, or Optionee’s willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company or any Subsidiary.

(d)                                 “Disabled”: The Committee shall determine, in its sole discretion, that a Optionee is “Disabled” if the Optionee meets one of the following requirements: (A) the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) the Optionee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Company’s accident and health or long-term disability plan or similar plan maintained by a third party, excluding governmental plans, or (C) the Social Security Administration determines the Optionee to be totally disabled.

(e)                                  “Vesting Date” shall mean each date an installment of this Option becomes vested and exercisable under Section 4 of this Agreement.

2.                                       Grant of Options.  The Company hereby grants to the Optionee an Option, which represents a right in the Optionee to purchase the number of Common Shares specified above, without par value, of the Company, at the Option Price and which shall become exercisable in accordance with Section 4, Section 5, or Section 6 hereof.

3.                                       Form of Option.  The Option granted under this Agreement is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

4.                                       Vesting of Option.  Subject to the terms and conditions of Sections 5, 6 and 8 hereof, the Option shall become vested and exercisable as follows:

(a)                                  one-third (1/3) of the Common Shares subject to this Option shall be exercisable one (1) full year from the Date of Grant; provided, however, that the Optionee shall have remained in the continuous employ of the Company or a Subsidiary for that entire period; and

(b)                                 each additional one-third (1/3) of the Common Shares subject to this Option shall be exercisable on the next two (2) successive anniversaries of that date; provided, however, that the Optionee shall have been in the continuous employ of the Company or a Subsidiary during those periods.

(c)                                  In calculating one-thirds, the total shall be rounded down to the nearest whole Common Share for the first two (2) years, and the remaining Common Share(s) shall be included with those Common Shares exercisable at the end of the third year.

5.                                       Effect of Change in Control.  The entire Option subject to this Agreement shall become immediately exercisable upon any Change in Control of the Company that shall occur while the Optionee is an employee of the Company or a Subsidiary if the Optionee’s employment is terminated or if any successor to the business of the Company resulting from a Change in Control should fail to replace this Option with an option for its own publicly-traded securities of at least equal value.

6.                                       Effect of Death, Disability or Retirement.

(a)                                  The entire Option subject to this Agreement shall become immediately exercisable in full (i) upon the death of the Optionee while in the employment of the Company or any Subsidiary, or (ii) if the Optionee’s employment with the Company or any Subsidiary should terminate as a result of the Optionee becoming Disabled.

(b)                                 If the Optionee retires at a normal retirement date (as determined under The Lincoln Electric Company Retirement Annuity Program, whether or not the Optionee participates in that program) (the “Retirement Date”), a pro rata portion of the one-third installment of this Option scheduled to vest on the next future Vesting Date pursuant to Section 4 hereof (the “Applicable Installment”) shall become exercisable.  Such pro rata portion shall be determined multiplying of the number of Common Shares covered by the Applicable Installment by a fraction, the numerator of which shall be the number of days from the previous Vesting Date, or if no previous Vesting Date has occurred, the Date of Grant, through the Retirement Date, and the denominator of which shall be 365.

7.                                       Exercise of Option.

(a)                                  To the extent that the Option shall have become exercisable in accordance with the terms of this Agreement, it may be exercised in whole or in part from time to time thereafter.

(b)                                 To exercise an Option, the Optionee shall give written notice to the Company, specifying the number of Common Shares to be exercised and the date of exercise, and shall provide payment of the Option Price and any applicable taxes, along with any other documentation that may be required by the Company.

(c)                                  The Option Price shall be payable upon exercise:

(i)                                     by certified or bank check or other cash equivalent acceptable to the Company;

(ii)                                  by transfer to the Company of nonforfeitable, unrestricted Common Shares of the Company that have been owned by the Optionee for at least six (6) months prior to the date of exercise; or

(iii)                               by any combination of these methods.

Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value Per Share on the date of exercise.

8.                                       Termination of Option.  Both the vested and unvested portions of the Option shall terminate on the earliest of the following dates as provided below:

(a)                                  automatically and without further notice three (3) months after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless the cessation of employment (i) is a result of the death or normal retirement of the Optionee (as determined under a retirement program sponsored by the Company or the Subsidiary) (ii)  the Committee determined that the Optionee is Disabled, or (iii) occurs in a manner described in (d) or (e) below;

(b)                                 automatically and without further notice three (3) years after the date of the death of the Optionee or the date that the Committee determined the Optionee became Disabled, in each case while an employee of the Company or a Subsidiary, or ten (10) years after the Date of Grant in the case of normal retirement of the Optionee (as determined under a retirement program sponsored by the Company or the Subsidiary);

(c)                                  automatically and without further notice one (1) year after death of the Optionee, if the Optionee dies after the termination of employment with the Company or a Subsidiary and prior to the termination of the Option;

(d)                                 automatically and without further notice upon the termination of the Optionee’s employment for Cause;

(e)                                  if the Board or the Committee shall so determine, if the Optionee, either during employment by the Company or a Subsidiary or within two (2) years after termination of such employment, shall become an employee of a competitor of the Company or a Subsidiary or shall engage in any other conduct that is competitive with the Company or a Subsidiary; in addition if the Board or the Committee shall so determine, the Optionee shall, forthwith upon notice of such determination, (i) return to the Company, in exchange for payment by the Company of the Option Price paid therefor, all the Common Shares that the Optionee has not disposed of that were purchased pursuant to this Agreement within a period of one (1) year prior to the date of the commencement of such employment or other competitive conduct, and (ii) with respect to any Common Shares so purchased that the Optionee has disposed of, pay to the Company in cash the difference between (1) the Option Price and (2) the Market Value Per Share of the Common Shares on the date of exercise.  To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason; or

(f)                                    ten years after the Date of Grant.

9.                                       Compliance with Law.  Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise or issuance thereof would result in a violation of any law.  The Company will make reasonable efforts to comply with all applicable federal and state securities laws.

10.                                 Transferability and Exercisability.  The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or her or, in the event of his or her legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

11.                                 Adjustments.  The Committee shall make such adjustments in the number of Common Shares covered by the Option, in the Option Price and in the kind of shares covered thereby as is equitably required to prevent any dilution or enlargement of the Optionee’s rights under this Agreement that would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  However, such adjustments shall be made automatically, without the necessity of Committee action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company.  Moreover, in the event of any transaction or event, the Committee, in its discretion, may provide in substitution for any or all of the Optionee’s rights under this Agreement such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all grants so replaced.

12.                                 Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Optionee for applicable income tax purposes with respect to the Option granted under this Agreement, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with vested Common Shares.  The obligations of the Company under this Agreement shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

13.                                 No Right to Employment.  This Option award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.  This Option award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  The Plan and this Agreement will not confer upon the Optionee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Optionee at any time.  For purposes of this Agreement, the continuous employ of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary by reason of (A) the transfer of his or her employment among the Company and its Subsidiaries or (B) an approved leave of absence.

14.                                 Relation to the Other Benefits.  Any economic or other benefit to the Optionee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

15.                                 Agreement Subject to Plan.  The Option granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan.  In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

16.                                 Data Privacy.  Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America.  The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.

17.                                 Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.

18.                                 Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19.                                 Governing Law/Venue.  This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Ohio.  All legal actions or proceedings relating to this Agreement shall be brought exclusively in the U.S. District Court for the Northern District of Ohio, Eastern Division or the Cuyahoga County Court of Common Pleas, located in Cuyahoga County, Ohio.

20.                                 Employment Agreement.  The grant of the Option under this Agreement is contingent upon the Optionee having executed the most recent version of the Company’s Employment Agreement and having returned it to the Company.

21.                                 Option Subject to the Company’s Recovery of Funds Policy.  Notwithstanding anything in this Agreement to the contrary, this Option shall be subject to the Company’s Recovery of Funds Policy, as it may be in effect from time to time, including, without limitation, the provisions of such Policy required by Section 10D of the Exchange Act (as defined in Section 1(b)(ii) hereof) and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:
[OPTIONEE NAME]

THIS AGREEMENT is executed by the Company on this          day of                         , 20    .

LINCOLN ELECTRIC HOLDINGS, INC.

John M. Stropki, Jr.
Chairman, President
and Chief Executive Officer